UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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☐	Soliciting Material Pursuant to § 240.14a-11(c) or § 240.14a-12

T BANCSHARES, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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T BANCSHARES, INC.
16000 Dallas Parkway, Suite 125
Dallas, Texas  75248
(972) 720-9000
April 29, 2011

Dear Shareholder:

You are cordially invited to attend the annual meeting of shareholders of T Bancshares, Inc.  The meeting will be held on Wednesday, June 22, 2011 at 4:30 p.m. at Bent Tree Country Club, 5201 Westgrove Drive, Dallas, Texas 75248.

We are pleased to enclose the proxy statement for the 2011 annual meeting of the shareholders of T Bancshares, Inc.  At the meeting, you and the other shareholders will be asked to vote on the following matters:

1.	The election of 12 directors to the Board of Directors of T Bancshares for terms expiring at the 2012 annual meeting of shareholders or until their successors are duly elected and qualified;

2.	The ratification of the appointment of Weaver and Tidwell, LLP as the independent registered public accounting firm for the fiscal year ending December 31, 2011; and

3.	The transaction of such other business as may properly come before the annual meeting or at any adjournment or postponement thereof.

Our Board of Directors believes that an affirmative vote for all nominees named in the proxy statement to serve as the directors of T Bancshares and an affirmative vote for the ratification of the selection of our independent registered public accounting firm are in the best interests of T Bancshares and its shareholders and has unanimously recommended that the shareholders of T Bancshares vote in favor of the proposals.

I hope that you will be able to attend the annual meeting to vote on these matters.  Whether or not you expect to attend the meeting in person, please complete, sign and date the enclosed proxy as promptly as possible and return it in the enclosed envelope (to which no postage need be affixed if mailed in the United States) or submit your proxy over the Internet or by telephone.  For further details, see “About the Annual Meeting – How do I vote?”

In addition to the proxy statement, a copy of T Bancshares’ annual report on Form 10-K for the year ended December 31, 2010, which is not part of the proxy soliciting material, is enclosed.

We appreciate your interest and investment in T Bancshares and look forward to seeing you at the annual meeting.

Sincerely,

Patrick Howard
President and Chief Executive Officer

T BANCSHARES, INC.
16000 Dallas Parkway, Suite 125
Dallas, Texas 75248
(972) 720-9000

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To Be Held on Wednesday, June 22, 2011

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of T Bancshares, Inc. for the year 2011 will be held at 4:30 p.m. on Wednesday, June 22, 2011, at Bent Tree Country Club, 5201 Westgrove Drive, Dallas, Texas 75248, to consider and act upon the following matters:

1.	The election of 12 directors to the Board of Directors of T Bancshares for terms expiring at the 2012 annual meeting of shareholders or until their successors are duly elected and qualified;

2.	The ratification of the appointment of Weaver and Tidwell, LLP as the independent registered public accounting firm for the fiscal year ending December 31, 2011; and

3.	The transaction of such other business as may properly come before the annual meeting or at any adjournment or postponement thereof.

Except with respect to the procedural matters incident to the conduct of the meeting, we are not aware of any other business to be brought before the meeting.  Any action may be taken on the foregoing proposals at the meeting on the date specified above, or on any date or dates to which the meeting may be adjourned or postponed.  Only shareholders of record as of the close of business on April 29, 2011, are entitled to notice of, and to vote at, the annual meeting or any adjournments thereof.  A list of shareholders will be available for inspection for a period of ten days prior to the annual meeting at the office of T Bancshares at 16000 Dallas Parkway, Suite 125, Dallas, Texas 75248 and will also be available for inspection at the meeting itself.

It is important that your shares be represented and voted at the annual meeting. You can vote your shares by completing and returning the enclosed proxy card. Regardless of the number of shares you own, your vote is important. Please act today.

Your attention is directed to the attached proxy statement for more complete information regarding the matters to be acted upon at the annual meeting.

By Order of the Board of Directors

Patrick Howard
President and Chief Executive Officer

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be Held on June 22, 2011.

This proxy statement, this notice of annual meeting, a form of proxy and our annual report on Form 10-K for the year ended December 31, 2010, are available free of charge on our website at https://www.tbank.com/site/about_shareholders.html.

Dallas, Texas
April 29, 2011

YOU ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING IN PERSON.  HOWEVER, WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING IN PERSON, WE URGE YOU TO COMPLETE, SIGN AND DATE THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE AND RETURN IT IN THE ENCLOSED ENVELOPE (TO WHICH NO POSTAGE NEED BE AFFIXED IF MAILED IN THE UNITED STATES) OR SUBMIT YOUR PROXY OVER THE INTERNET OR BY TELEPHONE.  THIS WILL ENSURE THE PRESENCE OF A QUORUM AT THE ANNUAL MEETING AND THAT YOUR SHARES ARE VOTED IN ACCORDANCE WITH YOUR WISHES.  FOR FURTHER DETAILS, SEE “ABOUT THE ANNUAL MEETING – HOW DO I VOTE?”

This notice of annual meeting and proxy statement and form of proxy are first being distributed to shareholders on or about May 13, 2011.

T BANCSHARES, INC.
16000 Dallas Parkway, Suite 125
Dallas, Texas  75248

PROXY STATEMENT
FOR
ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON WEDNESDAY, JUNE 22, 2011

This proxy statement contains information related to the annual meeting of shareholders of T Bancshares, Inc. (the “Company,” “T Bancshares,” “we,” and “us”) to be held on Wednesday, June 22, 2011, beginning at 4:30 p.m., local time, at Bent Tree Country Club, 5201 Westgrove Drive, Dallas, Texas 75248, and at any postponements or adjournments thereof.

ABOUT THE ANNUAL MEETING

Who is soliciting my proxy?

Our Board of Directors is sending you this proxy statement in connection with the solicitation of proxies for use at the 2011 annual meeting of the shareholders of T Bancshares.  Certain of our directors, officers, employees, and agents may also solicit proxies on our behalf by mail, telephone, and facsimile or in person.

Who will bear the costs of soliciting proxies for the annual meeting?

We will bear the cost of soliciting proxies for the annual meeting.  We will also reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable out-of-pocket expenses incurred by them in sending proxy materials to the beneficial owners of our shares of common stock.  In addition to solicitations by mail, our directors, officers and employees, including those of our subsidiaries, may solicit proxies personally, by telephone or otherwise, but will not receive any additional compensation for their services.

What is the purpose of the annual meeting?

At the annual meeting, shareholders will act upon the matters outlined in the accompanying notice of annual meeting, including:

•	Proposal One: The election of 12 directors to the Board of Directors for terms expiring at the 2012 annual meeting of shareholders or until their successors are duly elected and qualified; and

•	Proposal Two: The ratification of the selection of Weaver and Tidwell, LLP as the independent registered public accounting firm for the fiscal year ending December 31, 2011.

In addition, our management will report on the performance of T Bancshares during 2010 and respond to appropriate questions from shareholders.  Except with respect to the procedural matters incident to the conduct of the meeting, we are not aware of any other business to be brought before the meeting.

Who is entitled to vote at the annual meeting?

Only shareholders of record as of the close of business on the record date, April 29, 2011, are entitled to receive notice of the annual meeting and to vote the shares of common stock that they held on that date at the annual meeting or any postponement or adjournment thereof.  Each outstanding share of our common stock entitles its holder to cast one vote on each matter to be voted upon at the annual meeting.  The total number of shares of our common stock outstanding on the record date and eligible to cast votes at the annual meeting is 1,941,305.

If your shares are held in a brokerage account or by another nominee, you are considered the “beneficial owner” of shares held in street name, and these proxy materials are being forwarded to you by your broker or nominee (the “record holder”) along with a voting instruction card. As the beneficial owner, you have the right to direct your record holder how to vote your shares, and the record holder is required to vote your shares in accordance with your instructions.

Please note that if you hold your shares in “street name” (that is, through a broker or other nominee), you will need to bring appropriate documentation from your broker or nominee to personally vote at the annual meeting.

How many votes must be present to hold the annual meeting?

The presence at the annual meeting, in person or by proxy, of the holders of a majority of the shares of common stock outstanding on the record date, or 970,653 shares, will constitute a quorum at the annual meeting.  For purposes of determining a quorum, proxies received but marked as abstentions and broker non-votes will be treated as shares that are present and entitled to vote.  A broker non-vote occurs when a broker or other nominee indicates on the proxy card that it does not have discretionary authority to vote on a particular matter.

How do I vote?

You may vote your shares either in person at the annual meeting or by proxy whether or not you attend the annual meeting.  Shares held in your name as the shareholder of record may be voted in person at the annual meeting.  Shares held beneficially in street name may be voted in person only if you obtain a legal proxy from the broker, trustee or nominee that holds your shares giving you the right to vote the shares.  Even if you plan to attend the annual meeting, we recommend that you also submit your proxy or voting instructions as described below so that your vote will be counted if you later decide not to attend the meeting.

Shareholders whose shares are registered in their own names may vote by submitting a proxy via the Internet, by telephone or by mailing a completed proxy card as an alternative to voting in person at the meeting.  Instructions for voting via the Internet or by telephone are set forth on the enclosed proxy card.  To vote by mailing a proxy card, sign and return the enclosed proxy card in the enclosed prepaid and addressed envelope, and your shares will be voted at the meeting in the manner you direct.  Granting a proxy will not affect your right to vote your shares if you attend the annual meeting and want to vote in person; by voting in person you will revoke your proxy.  You may also revoke your proxy at any time before the meeting is called to order by providing our Corporate Secretary written notice of your revocation or by submitting a proxy bearing a later date via Internet, telephone or mail.  If you submit your proxy but do not mark your voting preferences, the proxy holders will vote your shares FOR the election of each of the nominees for director and FOR the ratification of the selection of our independent registered public accounting firm.

If your shares are registered in the name of a broker, trustee or nominee, you will receive instructions from your holder of record that must be followed in order for the record holder to vote the shares per your instructions.   Many banks and brokerage firms have a process for their beneficial holders to provide instructions over the phone or via the Internet.  If Internet or telephone voting is unavailable from your bank or brokerage firm, please complete and return the enclosed voting instruction card in the addressed, postage paid envelope provided.

In the past, if you did not transmit your voting instructions before the annual meeting, your broker could vote on your behalf on the election of directors and other matters considered to be routine.

 A New Rule for Voting. Effective January 1, 2010, your broker is no longer permitted to vote on your behalf on the election of directors unless you provide specific instructions by following the instructions from your broker about voting your shares by telephone or Internet or completing and returning the voting instruction card. For your vote to be counted in the election of directors, you now will need to communicate your voting decisions to your bank, broker or other holder of record before the date of the annual meeting.

Your Participation in Voting the Shares You Own is Important. Voting your shares is important to ensure that you have a say in the governance of the Company. Please review the proxy materials and follow the relevant instructions to vote your shares. We hope you will exercise your rights and fully participate as a shareholder.

Can I change my vote?

Yes.  Even after you have submitted your proxy, you may change your vote at any time before the annual meeting is called to order.  If you are the shareholder of record, you may change your vote by granting via Internet, telephone or mail a new proxy bearing a later date (which automatically revokes the earlier proxy), by providing a written notice of revocation to our Corporate Secretary prior to the annual meeting being called to order.  Mere attendance at the annual meeting is not sufficient to revoke a proxy.  Attendance at the meeting will not cause your previously granted proxy to be revoked unless you specifically so request prior to the annual meeting being duly called to order.  For shares you hold beneficially in street name, you may change your vote by submitting new voting instructions to your broker, trustee or nominee, or, if you have obtained a legal proxy from your broker or nominee giving you the right to vote your shares, by attending the meeting and voting in person.

How are votes counted?

In the election of directors, you may vote “FOR” all of the nominees, “WITHHOLD” for all of the nominees or “FOR ALL EXCEPT” and designate one or more of the nominees for whom you are withholding your vote.  Each director is required to be elected by a plurality of the votes cast at the annual meeting.  If your vote is withheld with respect to any nominee, your shares will be counted for purposes of establishing a quorum but will have no effect on the election of that nominee.

In the ratification of the selection of our independent registered public accounting firm, you may vote “FOR” the proposal, “AGAINST” the proposal, or “ABSTAIN” from voting on the proposal.  If you abstain from voting on the proposal, it will have the same effect as a vote against the proposal.

If you provide specific instructions with regard to certain items, your shares will be voted as you instruct on such items.  If you submit your proxy or voting instructions without giving specific instructions, your shares will be voted in accordance with the recommendations of our Board of Directors (“FOR” all of T Bancshares’ nominees to the Board of Directors, “FOR” the ratification of the selection of our independent registered public accounting firm, and in the discretion of the proxy holders on any other matters that properly come before the annual meeting).

What vote is required to approve the proposals?

Proposal One:  The affirmative vote of a plurality of the votes cast in person or by proxy at the annual meeting is required for the election of directors.  Proposal Two: The affirmative vote of a majority of the votes cast in person or by proxy at the annual meeting is required for the ratification of the independent registered public accounting firm. A properly executed proxy marked “WITHHELD” with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, although it will be counted for purposes of determining whether there is a quorum.  Abstentions and broker non-votes will have no legal effect on the election of directors.  Abstentions and broker non-votes will have the effect of a vote against ratification of our selection of the independent registered accounting firm.

Can I vote on other matters?

The matters presented at an annual meeting are limited to those properly presented by the Board of Directors and those properly presented by shareholders.  We have not received notice from any shareholder as to any matter to come before the annual meeting.  If any other matter is presented at the annual meeting, your signed proxy gives Patrick Howard and Shari Jensen, the proxy holders, authority to vote your shares.

How does the Board of Directors recommend I vote on the proposals?

Unless you give other instructions on your proxy card, Patrick Howard and Shari Jensen, the proxy holders, will vote in accordance with the recommendations of our Board of Directors.  Our Board of Directors recommends a vote FOR the election of the nominated slate of directors.  Our Board of Directors recommends a vote FOR the ratification of the selection of Weaver and Tidwell, LLP as our independent registered public accounting firm.

With respect to any other matter that properly comes before the meeting, the proxy holders will vote as recommended by our Board of Directors, or if no recommendation is given, in their own discretion.

Who can help answer my questions?

If you have any questions about the annual meeting or how to vote or revoke your proxy, or if you should need additional copies of this proxy statement or voting materials, please contact:

Patrick Howard
President & CEO
16000 Dallas Parkway, Suite 125
Dallas, Texas 75248
(972) 720-9000
phoward@tbank.com

PROPOSAL ONE:
ELECTION OF DIRECTORS

Nominees

Our bylaws authorize our Board of Directors to fix the number of directors at any number not less than one.  Our Board currently consists of fourteen members.  You may not vote for a greater number of persons than the number of nominees named in this proxy statement, twelve.  One of our existing Directors is not standing for re-election due to health reasons.  The other of our existing Directors is not standing for re-election due to constraints on his time.  The nomination of these directors to stand for election at the Annual Meeting has been recommended by the Nominating Subcommittee of the Executive Committee and approved by the Board of Directors.

The Board of Directors has proposed the twelve nominees listed below for election as directors to serve until the 2012 annual meeting or until their successors are duly elected and qualified.  All of the nominees listed below currently serve on our Board of Directors.

Unless otherwise specified in the accompanying form of proxy, proxies solicited hereby will be voted for the election of the nominees listed below.  Each of the nominees has agreed to serve.  If any of them should become unable to serve as a director, the Board of Directors may designate a substitute nominee.  In that case, the proxies shall be voted for the substitute nominee or nominees to be designated by the Board of Directors.  If no substitute nominees are available, the size of the Board of Directors will be reduced.

There are no arrangements or understandings between T Bancshares and any person pursuant to which such person has been elected as a director.

Set forth below is certain information with respect to each nominee for election as a director.  The address for each director is 16000 Dallas Parkway, Suite 125, Dallas, Texas 75248.  Unless otherwise noted below, none of the corporations or organizations named below is a parent, subsidiary or other affiliate of T Bancshares.

Name	Age	Position(s) Held with T Bancshares	Position(s) Held with T Bank	Director Since
Stanley Allred	56	Director	Director	February 2003

Dan Basso	65	Director, Chairman	Director, Chairman	February 2003

Frankie Basso	40	Director	Director	February 2003

David Carstens	46	Director	Director	February 2003

Ron Denheyer	43	Director	Director	February 2003

Patrick Howard	50	Director, President & Chief Executive Officer	Director, President & Chief Executive Officer	September 2007

Steven Jones	53	Director	Director, Plano Market President	February 2004

Eric Langford	52	Director	Director	February 2003

Charles Mapes	69	Director	Director	February 2003

Thomas McDougal	71	Director	Director	February 2003

Cyvia Noble	72	Director	Director	February 2004

Gordon Youngblood	51	Director	Director	February 2003

THE BOARD OF DIRECTORS RECOMMENDS A VOTE
“FOR” THE ELECTION OF THE 12 NOMINEES LISTED ABOVE.

Stanley Allred.  Mr. Allred has been a director of our Company since February 2003.Mr. Allred has spent the last 30 years in the securities industry, and he currently serves as Managing Partner for Allred Capital Management of Raymond James & Associates where he is responsible for $500 million in equity portfolios. He has extensive knowledge of the securities business and feels that his interaction with individuals who demand high quality banking services helps build T Bank's customer base. He also serves on the Executive Board of the Circle Ten Council, Boy Scouts of America, is a Director of the Baylor Oral Health Foundation and is Chairman-Elect of Dallas Heritage Village. Mr. Allred was born in San Diego, California and later moved to Tyler, Texas. He received his B.B.A. from Stephen F. Austin University. Mr. Allred holds several registration licenses with the Financial Industry Regulatory Authority.  We believe Mr. Allred brings significant investment, financial planning, and financial skills important to the oversight of enterprise and operational risk management.

Dan Basso. Mr. Basso has been a director of our Company since February 2003 and currently serves as our chairman.  Mr. Basso is president and chief executive officer of Systemware, Inc. and Systemware Professional Services, Inc., companies he co-founded in 1981.  Systemware provides report distribution, document management and enterprise content management software and consulting services to a worldwide client base.  He is also a partner is several real estate ventures.  Before his involvement with Systemware, he held several technology and administrative positions with Frito-Lay, LTV Corporation and the Federal Reserve Bank of Dallas.  Mr. Basso holds a Bachelor of Science degree in Aeronautical and Astronautical Engineering from the University of Illinois.  Mr. Basso is the father of Frankie Basso, who is also one of our directors. We believe Mr. Basso’s experience and qualifications provide sound leadership to the Board, strategic planning, significant corporate governance and operational risk management.

Frankie Basso.  Mr. Basso has been a director of our Company since February 2003.  Mr. Basso is the vice president of marketing at Systemware, Inc., where he has been employed since 1994.  As vice president of marketing, he is responsible for the marketing and branding of Systemware’s software products.  Mr. Basso is a life-long native of the Dallas area.  He was born in Arlington, Texas, graduated from J. J. Pearce High School and earned a Bachelor of Arts degree in communications from Southern Methodist University.  Frankie Basso is the son of Dan Basso, who is also one of our directors. We believe Mr. Basso provides risk operations management, and marketing expertise, skills that are important as we continue to implement our business plan.

David Carstens.  Mr. Carstens has been a director of our Company since February 2003.  Mr. Carstens was born in Nebraska but has lived in the Dallas area for over 30 years.  He holds a B.S. in Mechanical Engineering from Texas A&M, a B.S. in Electrical Engineering from the University of Texas at Dallas, and a J.D. and M.B.A. from Southern Methodist University.  Mr. Carstens is a partner at Carstens & Cahoon, L.L.P., a law firm that primarily represents clients seeking patents, trademarks, and copyrights.  Mr. Carstens is a member of the Dallas Bar Association, has served as President of the Dallas/Ft. Worth Intellectual Property Law Association, and frequently speaks at continuing education seminars. We believe Mr. Carstens brings risk management, strategic planning, as well as corporate governance skills to the Board.

Ron Denheyer.  Mr. Denheyer has been a director of our Company since February 2003.  Mr. Denheyer is a vice president and chief financial officer of Systemware, Inc.  Prior to joining Systemware, Inc., he served as division controller of Argonaut Insurance Company.  Mr. Denheyer is also an active member of Financial Executives International, a premier professional organizational for chief financial officers, controllers and cashiers.  He is a graduate from James Martin High School in Arlington, Texas and holds a Bachelor of Arts degree from Texas Christian University and an Master of Business Administration from the University of Dallas. We believe Mr. Denheyer brings strong investment, accounting and financial skills important to the oversight of our financial reporting and operational risk management.

Patrick Howard. Mr. Howard was named President & Chief Executive Officer of the Company and T Bank, N.A. in July 2010. He joined the Company as a Director and Executive Vice President, Chief Operating Officer of T Bank, N.A. in September, 2007. Previously, Mr. Howard served as the Executive Vice President, Chief Operating Officer of a $2.2 billion savings bank headquartered in Denver, Colorado, since 1994. His  responsibilities included management of bank operations, retail branch operations, mortgage servicing and loan operations, compliance and business and strategic planning, as well as serving on the board of directors. Mr. Howard started his banking career in 1986 in San Antonio, Texas. He is an honors graduate of the University of Texas where he earned a Bachelor of Business Administration degree in finance. We believe Mr. Howard provides the Board with sound leadership, strategic planning skills, as well as extensive understanding and experience in managing operational, credit, and regulatory risk and asset liability management.

Steven M. Jones.  Mr. Jones has been a director of our Company since February 2004.  He was Executive Vice President and Chief Lending Officer until October 2007 when he became Market President for the Plano, Texas region.  Mr. Jones is a life-long Texas native and has lived in the Dallas area for the past 25 years, during which time he has been associated with several community banks in the Dallas market, most recently as Executive Vice President and Senior Lending Officer of First Independent National Bank in Plano, Texas. Mr. Jones is a graduate of Texas A&M University where he earned a Bachelor of Business Administration degree in finance.  He is also a graduate of the Southwestern Graduate School of Banking at Southern Methodist University and the National Commercial Lending School at Oklahoma University. Mr. Jones began his banking career in 1984 at Texas National Bank, a community bank located in Dallas.  Between September 1987 and August 1997, he served in various lending officer capacities with Willow Bend National Bank, Bonham State Bank and Compass Bank before joining First State Bank of Texas (formerly Addison National Bank) in August 1997 as a Senior Vice President and Loan Officer.  Mr. Jones served in these capacities for approximately three years before leaving the bank to become an Executive Vice President and Senior Lending Officer of First Independent National Bank where he served until April 2004. We believe Mr. Jones’ banking and lending experience provides the Board with important credit and industry experience.

Eric Langford.  Mr. Langford has been a director of our Company since February 2003.  Mr. Langford is a Magna Cum Laude graduate from Texas A&M University.  He has been active in the real estate industry for over 20 years as an investor and developer.  Since 1995, he has managed Langford Property Company.  He previously served as Senior Vice President for two leading national real estate firms, Opus West Corporation and Koll Development Company.  A 47-year resident of Dallas, Mr. Langford volunteers with Boy Scouts, Indian Princesses, and the National Association of Industrial and Office Parks.  He was founding President of North Texas Commercial Association of Realtors, which awarded him with the Stemmons Service Award, the highest honor in the Dallas real estate industry. We believe that Mr. Langford’s expansive business experience in the real estate industry provides leadership and management experience that is beneficial to the Board.

Charles M. Mapes.  Mr. Mapes has been a director of our Company since February 2003.  Mr. Mapes is chairman and executive vice president of Insurance One Agency.  Prior to forming Insurance One Agency in 1992, he served as chairperson and president of Chuck Mapes Insurance Agency for 15 years.  Mr. Mapes has been associated with the insurance industry for more than 25 years.  He is a graduate of the University of Richmond where he earned a Bachelor of Business Administration degree. We believe Mr. Mapes provides significant corporate governance, credit, and operational risk management  experience to the Board.

Thomas McDougal, DDS.  Dr. McDougal has been a director of our Company since February 2003.  Dr. McDougal is a practicing dentist, having been in private practice since 1970.  He received a Bachelor of Science degree from Oklahoma State University and his Doctor of Dental Surgery degree from Baylor University.  Since 1988, Dr. McDougal has practiced in Richardson, Texas as the owner of Tom M. McDougal DDS.  He also serves on the board of directors of several national dentistry associations. We believe Dr. McDougal’s experience as a practicing dentist and leadership roles in the dental community provides particular benefit in overseeing our dental lending practice as well as corporate governance experience.

Cyvia Noble.  Ms. Noble has been a director of our Company since February 2004. Ms. Noble has been actively involved in banking since 1986, when she became a director of United Texas Bank, a $100+ million community bank based in Dallas, Texas. She retired from United Texas Bank in 2004. In addition to her involvement with United Texas Bank, Ms. Noble has been involved in the management of personal real estate holdings. Ms. Noble is a graduate of Butler University, where she earned a Bachelor of Science degree. We believe Ms. Noble’s qualifications as a director include her extensive experience in the banking industry and over twenty years of experience analyzing financial statements of financial institutions as well as corporate governance matters.

Gordon R. Youngblood.  Mr. Youngblood has been a director of our Company since February 2003.  Mr. Youngblood was born and raised in the Dallas area.  He attended Southern Methodist University, Dallas, Texas on a football scholarship and graduated in 1982 with a Degree in Business Administration and a Minor in History.  He is a Partner at Helmsman Financial Partners, L.L.P. and has owned Gordon Youngblood Insurance Associates since 1988, where he provides corporate benefit and financial planning.  Mr. Youngblood is an avid sports fan and has spent much of his time in the community coaching youth football, baseball, and basketball.  He also has served as President on the J.J. Pearce High School Athletic Booster Board and as Campaign Co-Chair of the Pearce High School Excellence in Education Fund.  He also enjoys hunting, fishing and history.   We believe Mr. Youngblood’s qualifications to serve on the Board include his leadership experience in risk management, as well as employee benefit and compensation matters.

Corporate Governance

Corporate Governance Principles and Board Matters

We are committed to having sound corporate governance principles, both at the holding company level and at T Bank, our subsidiary bank.  Such principles are essential to running our business efficiently and to maintaining our integrity in the marketplace.  We have adopted a Code of Conduct and Conflicts of Interest Policy, which, together with the policies referred to therein, is applicable to all our directors, officers and employees and complies with Item 406 of Regulation S-K of the Securities Exchange Act of 1934 (the “Exchange Act”).  The Code of Conduct and Conflicts of Interest covers all areas of professional conduct and ethics, including conflicts of interest, disclosure obligations, insider trading and confidential information, as well as compliance with all laws, rules and regulations applicable to our business. We encourage all employees, officers and directors to promptly report any violations of any of our policies.  Copies of our Code of Conduct and Conflicts of Interest Policy may be obtained by any person, without charge, upon written request to T Bancshares, Inc., Attn: Corporate Secretary, 16000 Dallas Parkway, Suite 125, Dallas, Texas 75248.

Director Compensation

Meetings of our Board of Directors are held regularly each month.  The Company does not currently make payments to directors for any service provided as a director.  We intend to begin compensating our directors for their service once the Company experiences sustained profitability.

Board Independence

Our Board of Directors has determined that each of our current directors, except  Mr. Howard, Mr. Jones, and Mr. Patrick Adams, who served as a director during 2010, is independent under the applicable NASDAQ rules.  Mr. Howard currently serves as our President and Chief Executive Officer, and Mr. Jones currently serves as our Plano Market President.

Director Qualifications

We believe that our directors should have the highest professional and personal ethics and values.  They should have broad experience at the policy-making level in business, government or banking.  They should be committed to enhancing shareholder value and should have sufficient time to carry out their duties and to provide insight and practical wisdom based on experience.  Their service on other boards of public companies should be limited to a number that permits them, given their individual circumstances, to perform responsibly all director duties for us.  Each director must represent the interests of all shareholders.  When considering potential director candidates, the Board also considers the candidate’s character, judgment, diversity, age, skills, including financial literacy and experience in the context of our needs and the needs of the Board of Directors. Our Board of Directors has no formal policy with regard to the consideration of diversity in identifying director nominees, but the board of directors believes that the backgrounds and qualifications of the directors, considered as a group, should provide a significant composite mix of experience, knowledge and abilities that will allow the board of directors to fulfill its responsibilities.  Nominees are not discriminated against on the basis of race, religion, national origin, sexual orientation, disability or any other basis proscribed by law.

Shareholder Communications with Our Board of Directors

Our Board of Directors has established a process for shareholders to communicate with the Board of Directors or with individual directors.  Shareholders who wish to communicate with our Board of Directors or with individual directors should direct written correspondence to our Corporate Secretary at our principal executive offices located at 16000 Dallas Parkway, Suite 125, Dallas, Texas 75248. Any such communication must contain:

•	a representation that the shareholder is a holder of record of our capital stock;

•	the name and address, as they appear on our books, of the shareholder sending such communication; and

•	the number of shares of our capital stock that are beneficially owned by such shareholder.

The Corporate Secretary will forward such communications to our Board of Directors or the specified individual director to whom the communication is directed unless such communication is unduly hostile, threatening, illegal or similarly inappropriate, in which case the Corporate Secretary has the authority to discard the communication or to take appropriate legal action regarding such communication.

Meetings

Our Board of Directors convenes monthly and such special meetings as circumstances may require.  The Board of Directors met twenty times in 2010.  Each director attended at least 75% of the total number of meetings of the Board of Directors and the Board committees of T Bancshares and T Bank of which he or she was a member during 2010 with the exception of Dr. Tom McDougal, who attended 71% of the meetings.

It is our policy that directors are not required to attend our annual meeting of shareholders.  At our 2010 annual meeting of shareholders, 10 directors were in attendance.

Board Leadership Structure

The roles of Chairman and Chief Executive Officer are separate positions within the Company.  Mr. Dan Basso serves as our Chairman, and Mr. Howard serves as our Chief Executive Officer.  We separate the roles of Chairman and Chief Executive Officer in recognition of the differences between the two roles.  The Chief Executive Officer is responsible for setting the strategic direction for the Company and our subsidiary bank and the day to day leadership and performance of the Company, while the Chairman of the Board provides guidance to the Chief Executive Officer and presides over meetings of the Board of Directors.

Risk Oversight

The Board of Directors has an active role, as a whole and also at the committee level, in overseeing risk management.  The Board of Directors regularly receives reports from senior management on areas of material risk to the bank, including our credit, liquidity, operational and legal and regulatory risks.  Pursuant to its charter, the Audit Committee reviews our major financial risk exposures and the steps management has taken to monitor and control such exposures, and it also meets periodically with management to discuss policies with respect to risk assessment and risk management.  In addition, the Compensation Subcommittee of the Executive Committee oversees the management of risks relating to our executive and non-executive compensation plans and arrangements, and the Nominating Subcommittee of the Executive Committee manages risks associated with the independence of the Board of Directors and potential conflicts of interest.  While each committee oversees certain risks and the management of such risks, the entire Board of Directors is regularly informed through committee reports about such risks.

Committees of T Bancshares

As of the date of this proxy statement, our Board of Directors has standing Audit and Loan Committees. The Audit Committee meets eight times annually or as required and the Loan Committee meets monthly or as required. The Board of Directors of T Bancshares also has a number of standing committees, including Asset & Liability Committee, Trust Committee, Executive Committee (with Compensation and Nominating Subcommittees), and a Technology Committee, that meet quarterly or as required.  The membership during the last fiscal year and the function of each of the committees are described below.

Audit Committee

Our Board of Directors has established an Audit Committee to assist the Board in fulfilling its responsibilities for general oversight of the integrity of our consolidated financial statements, compliance with legal and regulatory requirements, the independent auditors’ qualifications and independence, the performance of independent auditors and our internal audit function, and risk assessment and risk management. The duties of the Audit Committee include:

•	appointing, evaluating and determining the compensation of our independent auditors;

•	reviewing and approving the scope of the annual audit, the audit fee and the financial statements;

•	reviewing disclosure controls and procedures, internal control over financial reporting, the internal audit function and corporate policies with respect to financial information;

•	reviewing other risks that may have a significant impact on our financial statements;

•	preparing the Audit Committee report for inclusion in the annual proxy statement; and

•	establishing procedures for the receipt, retention and treatment of complaints regarding accounting and auditing matters.

The Audit Committee works closely with management as well as our independent auditors.  The Audit Committee has the authority to obtain advice and assistance from, and receive appropriate funding from us for, outside legal, accounting or other advisors as the Audit Committee deems necessary to carry out its duties.

Our Board of Directors has adopted a written charter for the Audit Committee.  The members of the Audit Committee are Stanley Allred, Dan Basso, David Carstens, Ron Denheyer, Charles Mapes, Thomas McDougal, and Anthony V. Pusateri.  Mr. Carstens serves as Chairmen of the Audit Committee.  The Audit Committee meets regularly and held eight meetings during fiscal year 2010.  The Board of Directors has determined that each member of the Audit Committee is “independent” according to the rules and regulations of the SEC and NASDAQ.  In addition, the Board has determined that each member of the Audit Committee is “financially literate” under the current listing standards of NASDAQ.  The Board has also determined that Mr. Denheyer is an “audit committee financial expert” as defined by the SEC rules adopted pursuant to the Sarbanes-Oxley Act of 2002.

A copy of our Audit Committee Charter is available on the “Investor Relations/Directors” page of the Bank’s website at www.tbank.com.

Executive Committee

The Executive Committee meets as needed and, with certain exceptions, has the same powers as the Board of Directors in the management of the business affairs of T Bancshares between meetings of our full Board of Directors.  The Board of Directors, from time to time, charges the Executive Committee with specific responsibilities and tasks as it deems appropriate.  The Committee is not intended to act in place of the full board, but rather in a support role.  The Committee makes recommendations to the Board of Directors regarding matters important to the overall management and strategic operation of T Bancshares and T Bank.  The members of the Executive Committee are Dan Basso (Chairman), Steve Lugar, David Carstens, and Patrick Howard. Mr. Basso served as Chairman of the Executive Committee.  The Executive Committee held twelve meetings during the 2010 fiscal year.  The Executive Committee has a Compensation Subcommittee and a Nominating Subcommittee.

Compensation Subcommittee of the Executive Committee

The Compensation Subcommittee of the Executive Committee recommends to the Board of Directors the salaries of executive personnel, compensation paid to directors and the policies, terms and conditions of employment of all employees of T Bancshares.  The Compensation Subcommittee does not operate according to a written charter.

Each member of the Executive Committee is also a member of the Compensation Subcommittee with the exception of Committee members who are also executive officers of the Company or T Bank.  None of our executive officers who are also directors participate in Compensation Subcommittee deliberations regarding their own compensation.  The Compensation Subcommittee held four meetings during the fiscal year 2010.

The Compensation Subcommittee meets to discuss and approve all new executive officer hires, incentive compensation arrangements, bonuses, employment agreements, and executive officer salary increases. The Subcommittee has the authority to establish compensation for executive officers. It considers experience, qualifications, and employment market conditions in establishing compensation levels. Executive officers may provide information and recommendations to the Subcommittee for consideration except when it pertains to their own compensation or employment arrangements. The Subcommittee has not utilized outside consultants to establish compensation levels, but does not rule out such utilization in the future and has the authority to do so.

Nominating Subcommittee of the Executive Committee

The Nominating Subcommittee of the Executive Committee reviews all Board-recommended and shareholder-recommended nominees, determining each nominee’s qualifications and making a recommendation to the full Board as to which persons should be our Board’s nominees.  Each member of the Executive Committee is also a member of the Nominating Subcommittee.  The Nominating Subcommittee held one meeting during the fiscal year 2010.  The duties and responsibilities of the Nominating Subcommittee include:

•	identifying and recommending to our Board individuals qualified to become members of our Board and to fill vacant Board positions;

•	recommending to our Board the director nominees for the next annual meeting of shareholders;

•	recommending to our Board director committee assignments;

•	reviewing and evaluating succession planning for our Chief Executive Officer and other executive officers; and

•	monitoring the continuing education program for our directors.

Our Board of Directors believes that it is necessary that the majority of our Board of Directors be comprised of independent directors.  The Nominating Subcommittee considers these requirements when recommending Board nominees.  Our Nominating Subcommittee utilizes a variety of methods for identifying and evaluating nominees for director.  Our Nominating Subcommittee will regularly assess the appropriate size of the Board, and whether any vacancies on the Board are expected due to retirement or other circumstances.  When considering potential director candidates, the Nominating Subcommittee has certain criteria that it views as relevant and is likely to consider.  These criteria include a candidate’s:

•	career experience, particularly experience related to the Company’s business, such as banking and financial services, legal, accounting, human resources, finance, and marketing experience;

•	experience serving within senior management of other companies or on other boards of directors that have faced issues of the same sophistication the Company faces;

•	contribution to the diversity of the Board;

•	integrity and reputation;

•	qualification as an independent director;

•	academic credentials;

•	other obligations and time commitments and ability to attend meetings in person; Status as a stakeholder in the Company; and

•	current membership on the Company’s Board as the Board values continuity, but not entrenchment.

Candidate’s character, judgment, age, skills, including financial literacy, and experience in the context of our needs, the needs of T Bank and the existing directors are additional criteria. The committee does not assign a particular weight to these individual factors. Similarly, the committee does not expect any individual candidate to meet all, or even more than a few, of these factors. Instead, the committee looks for a mix of factors that, when combined with the experience and credentials of other candidates and existing directors, will provide the Company and its shareholders with a diverse and experienced Board. The committee does not have a charter formally governing the nomination process. To date, all director nominees have been identified by current directors or management based on personal acquaintance or reputation. The Company has never engaged a third party to identify director candidates, and the Company has never received a proposed director candidate from a source outside the Company. However, the Board would consider any director candidate proposed in good faith by a shareholder of the Company. To do so, a shareholder should send the candidate’s name, credentials, contact information, and his or her consent to be considered as a candidate to the Secretary of the Company.

Our Board of Directors has established a procedure whereby our shareholders can nominate potential director candidates.  The Nominating Subcommittee will consider director candidates recommended by our shareholders in a similar manner as those recommended by members of management or other directors, provided the shareholder submitting such nomination has complied with procedures set forth in our bylaws.

No candidate for election to our Board has been recommended within the preceding year by a beneficial owner of 5% or more of our common stock.

Executive Officers

Name	Age	Position(s) Held with T Bank	Position(s) Held with T Bancshares, Inc	Officer Since
D. Craig Barnes	58	Executive Vice President & Chief Credit Officer		February 2008

Ken Bramlage	50	Senior Vice President & Chief Financial Officer	Senior Vice President & Chief Financial Officer	July 2008

Charles Holmes	59	Executive Vice President & Chief Trust Officer		February 2006

Steven Jones	53	Plano Market President		November 2004

Patrick Howard	50	President & Chief Executive Officer	President & Chief Executive Officer	September 2007

Executive Compensation

The Compensation Subcommittee of the Executive Committee, with the assistance of management, reviewed the elements of our compensation programs to determine whether any portion of our compensation practices encouraged excessive risk taking and concluded that our compensation policies and practices for our employees are not reasonably likely to have a material adverse effect.

Summary Compensation Table

The following table sets forth certain summary information concerning the cash and non-cash compensation awarded to, earned by, or paid to Patrick Adams, our former President and Chief Executive Officer, Patrick Howard, our Executive Vice President and Chief Executive Officer, Charles Holmes, our Executive Vice President and Chief Trust Officer, Steven Jones, our Plano Market President, Craig Barnes, our Executive Vice President and Chief Credit Officer and Ken Bramlage, our Senior Vice President and Chief Financial Officer for the fiscal years ended December 31, 2010 and 2009.  These six officers are referred to as the “named executive officers” in this proxy statement.  No other executive officer of the Company was paid total annual compensation exceeding $100,000 during any of the fiscal years ended December 31, 2010 or 2009.  Further, no executive officer who would have otherwise been included in the table on the basis of salary and bonus earned for the 2010 or 2009 fiscal years has been excluded by reason of his or her termination of employment or change in executive status during that year.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Option Awards ($)(6)	All Other Compensation ($)(1)(2)	Total Compensation ($)
Patrick Howard	2010	170,000	-	5,772	237	175,959
President & CEO	2009	170,000	-	-	238	170,238
Charles Holmes	2010	130,000	-	6,094	172	136,266
Executive Vice President & Chief Trust Officer	2009	130,000	433	-	206	130,639
Steven Jones (3)	2010	150,000	14,888	-	9,837	174,725
Plano Market President	2009	150,000	7,092	-	9,838	166,930
D. Craig Barnes (4)	2010	118,750	10,500	6,094	166	135,510
Executive Vice President & Chief Credit Officer	2009	105,000	10,500	-	206	115,706
Ken Bramlage	2010	102,000	-	6,094	20,048	128,142
Senior Vice President & Chief Financial Officer	2009	80,625	-	-	-	80,625
Patrick Adams	2010	72,447	-	-	7,234	79,681
Former President & CEO (resigned July 2010)	2009	130,000	-	-	11,701	141,701

(1)	Includes a car allowance of $9,600 for Mr. Jones and a car allowance of $5,200 and a cash payment of $1,895 for a life insurance policy premium for Mr. Adams.
(2)	Includes group life insurance policy premiums paid by the Company for the benefit of the executive officer.
(3)	Mr. Jones received bonuses in 2010 and 2009 under the Company’s lending incentive program.
(4)	Mr. Barnes received a bonus in 2010 and 2009 under the company’s executive incentive program.
(5)	Mr. Bramlage received $20,000 in 2010 as a relocation benefit.
(6)
Amounts shown represent the grant date fair value of stock options granted during 2010.  See note 11 to the Consolidated Financial Statements in T Bancshares, Inc. Annual Report on Form 10-K for the year ended December 31, 2010 for a discussion of the assumptions used in the valuation of stock-based compensation awards.

Grants of Plan-Based Awards

The compensation committee grants incentive stock options periodically. In 2010, 27,000 options were granted to key employees of which Mr. Howard received 10,000, and Mr. Holmes, Mr. Barnes and Mr. Bramlage each received 5,000, and non-executive employees received 2,000.  No options were granted in 2009.

Compensation Arrangements and Employment Agreements

Patrick Adams

Patrick Adams served as the President and Chief Executive Officer of T Bancshares and T Bank until his resignation in July~~,~~ 2010.  Mr. Adams did not have an employment agreement and was not paid any ongoing payments after his resignation.

Patrick Howard

We appointed Patrick Howard to the office of President and Chief Executive Officer of T Bancshares and T Bank in July 2010.  Mr. Howard was Executive Vice President and Chief Operating Officer from September 2007 until July 2010.  We entered into an employment agreement with Mr. Howard in September 2007 regarding his employment. The term of the agreement is for one year and will automatically renew for an additional one year term following the end of the prior year term unless either party provides notice that it will not seek to renew the agreement. The current expiration of the agreement is September 4, 2011. Neither party has provided notice that it will not seek to renew the agreement.  Previously, Mr. Howard served as the Executive Vice President, Chief Operating Officer of United Western Bank, a $2.2 billion savings bank headquartered in Denver, Colorado, since 1994.

Under the terms of the agreement, Mr. Howard receives a base salary of $170,000 per year.  This did not change when Mr. Howard was appointed to his current position. Mr. Howard also receives other customary benefits such as health, dental and life insurance, membership fees to banking and professional organizations.

The employment agreement also provides for bonus payments of up to 30% of Mr. Howard’s base salary in the event certain regulatory benchmarks related to safety and soundness and profitability benchmarks are achieved and maintained. The benchmarks related to safety and soundness are equally weighted with those related to profitability. No payments have been made pursuant to Mr. Howard’s employment agreement.

Pursuant to the employment agreement, the Company also granted Mr. Howard options to acquire 25,000 shares of common stock at an exercise price of $13.00 per share, exercisable within ten years from the date of grant of the options.  These options are incentive stock options and vest ratably over a period of five years beginning on the date the options were granted.

In the event of a “change in control,” Mr. Howard may terminate the employment agreement on or within two years of a change in control.  If he terminates the agreement, he will be entitled to receive a cash lump sum payment equal to 99% of his “base amount” as defined in section 280G of the Internal Revenue Code and, in general, means the executive’s annualized compensation over the prior five year period.  If Mr. Howard’s employment is terminated prior to a change in control for any other reason other than “good cause,” we will be obligated to pay as severance, the greater of (1) an amount equal to the base salary had Mr. Howard remained employed for the remaining term of the Howard Agreement or (2) one year's base salary at the time of termination, whichever is greater. Mr. Howard has also agreed to a one-year post-employment non-solicitation and non-competition agreement.

In May 2010, the Company granted Mr. Howard options to acquire 10,000 shares of common stock at an exercise price of $1.01 per share, exercisable within 10 years from the date of grant of the options.  These options are incentive stock options and vest ratably over a period of five years beginning on the date the options were granted. Also in May~~,~~ 2010, the Compensation Subcommittee approved a one-time discretionary incentive bonus to Mr. Howard in the amount of $40 thousand, payable in 2011 if certain budget benchmarks, including lower than projected loan losses and restitution expenses, were met in fiscal year 2010. As of December 31, 2010, actual results satisfied the established benchmarks and Mr. Howard was paid the full incentive bonus in February~~,~~ 2011.

Charles Holmes

Mr. Holmes has been Executive Vice President and Chief Trust Officer of T Bank since February 2006.  Mr. Holmes does not have a written employment agreement with T Bancshares or T Bank.  Mr. Holmes receives a base salary of $130,000 per year. The base salary may be reviewed by the board of directors of T Bank and may be increased as a result of that review and to provide reasonable costs of living adjustments. Mr. Holmes is eligible to participate in any executive incentive bonus plan and all other benefit programs adopted by T Bank. Mr. Holmes also receives other customary benefits such as health, dental and life insurance, and membership fees to banking and professional organizations.

In April 2010, the Company granted Mr. Holmes options to acquire 5,000 shares of common stock at an exercise price of $2.25 per share, exercisable within 10 years from the date of grant of the options.  These options are incentive stock options and vest ratably over a period of five years beginning on the date the options were granted. Also in May, 2010, the Compensation Subcommittee approved a one-time discretionary incentive bonus to Mr. Holmes in the amount of $17 thousand, payable in 2011 if certain budget benchmarks, including lower than projected loan losses and restitution expenses, were met in fiscal year 2010. As of December 31, 2010, actual results satisfied the established benchmarks and Mr. Holmes was paid the full incentive bonus in February 2011.

Steven Jones

We have entered into an employment agreement with Steven Jones regarding his employment as Plano Market President of the Bank.  The term of the agreement is for one year expiring on November 4, 2011 and will automatically renew for an additional one year term following the end of the prior year term unless either party provides notice that it will not seek to renew the agreement. Mr. Jones served as Executive Vice President and Chief Lending Officer from November 2004 to October 2007, when he was appointed Plano Market President.

Under the terms of his employment agreement, Mr. Jones receives a base salary of $150,000 per year.  Mr. Jones also receives other customary benefits such as health, dental and life insurance, membership fees to banking and professional organizations and an automobile allowance.

Pursuant to the employment agreement, the Company also granted him options to acquire 25,000 shares of common stock at an exercise price of $10.00 per share, exercisable within 10 years from the date of grant of the options.  These options are incentive stock options and vest ratably over a period of five years beginning the date that the Bank opened for business.

In the event of a “change in control,” Mr. Jones may terminate the employment agreement.  If he terminates the agreement, he will be entitled to receive a cash lump sum payment equal to 99% of his “base amount” as defined in section 280G of the Internal Revenue Code and, in general, means the executive’s annualized compensation over the prior five year period.  If Mr. Jones’ employment is terminated prior to a change in control for any other reason other than “good cause,” we will be obligated to pay as severance, the remainder of Mr. Jones’ base salary over the remaining term of the agreement; however, in no event, will the severance payment be less than one year’s base salary.

The agreement also generally provides noncompetition and non-solicitation provisions that would apply for a period of one year following the termination of Mr. Jones’ employment. The non-competition provision is limited in scope to 30 miles from any office of the Bank.

Mr. Jones received additional compensation pursuant to a lending incentive program established in 2005 and revised in 2009 designed to provide incentive to lending personnel based upon several factors, but principally on the lender’s contribution to the profitability of the Bank through loan and deposit generation. During 2010, two employees were covered by this plan with Mr. Jones being the only executive officer.

D. Craig Barnes

Mr. Barnes has served as Executive Vice President and Chief Credit Officer of T Bank since February 2008.  Previously, beginning January 2006, Mr. Barnes conducted merger, acquisitions and workout consulting services for various financial institutions.  Mr. Barnes does not have a written employment agreement with T Bancshares or T Bank.  Mr. Barnes receives a base salary of $120,000 per year. The base salary may be reviewed by the board of directors of T Bank and may be increased as a result of that review and to provide reasonable costs of living adjustments. Mr. Barnes also receives other customary benefits such as health, dental and life insurance, and membership fees to banking and professional organizations.

Mr. Barnes participates in an executive incentive program established in 2008 and modified in 2010 which is designed to provide incentive to executives to achieve certain levels of compliance with established benchmarks related to regulatory compliance and profitability. Mr. Barnes may receive up to 30% of his base salary if these benchmarks are met or exceeded.

In January~~,~~ 2010, the Compensation Subcommittee voted to approve an increase in Mr. Barnes’ base salary from $105 thousand annually to $120 thousand annually. This base salary adjustment permanently incorporated a $10,500 annual bonus into Mr. Barnes’ base salary. The bonus, which was paid in the previous two years, was established to incent Mr. Barnes to achieve the removal of certain regulatory criticisms pertaining to the Bank’s loan administration area. It was the opinion of the Compensation Subcommittee that the procedural and operational changes incorporated by Mr. Barnes resulted in permanent operational risk reductions. Therefore the annual bonus for this component was permanently incorporated into his base salary. The remaining $4,500 adjustment was based on comparable salaries paid by other institutions to executives with comparable experience and responsibilities as well as being similar in size and complexity to the Bank.

In April~~,~~ 2010, the Company granted Mr. Barnes options to acquire 5,000 shares of common stock at an exercise price of $2.25 per share, exercisable within 10 years from the date of grant of the options.  These options are incentive stock options and vest ratably over a period of five years beginning on the date the options were granted. Also in April, 2010, the Compensation Subcommittee approved a one-time discretionary incentive bonus to Mr. Barnes in the amount of $20 thousand, payable in 2011 if certain budget benchmarks, including lower than projected loan losses and restitution expenses, were met in fiscal year 2010. As of December 31, 2010, actual results satisfied the established benchmarks and Mr. Barnes was paid the full incentive bonus in February~~,~~ 2011.

Ken Bramlage

Mr. Bramlage was promoted to the office of Senior Vice President and Chief Financial Officer of the Company and T Bank in April 2010.  Mr. Bramlage previously served as Controller for T Bank since joining the Company in July, 2008. Prior to joining the Company, Mr. Bramlage was Vice President and Controller for Security Savings Bank, headquartered in Olathe, Kansas, since 1999.  Mr. Bramlage does not have a written employment agreement with the Company or T Bank.  His base salary was increased to $108 thousand annually based on comparable salaries paid by other institutions to executives with comparable experience and responsibilities as well as being similar in size and complexity to the Company. The base salary may be reviewed by the board of directors of T Bank and may be increased as a result of that review and to provide reasonable costs of living adjustments. Mr. Bramlage is eligible to participate in any executive incentive bonus plan and all other benefit programs adopted by T Bank. Mr. Bramlage also receives other customary benefits such as health, dental and life insurance, and membership fees to banking and professional organizations.

Mr. Bramlage participates in an executive incentive program established in 2008 which is designed to provide incentive to executives to achieve certain levels of compliance with established benchmarks related to regulatory compliance and profitability. Mr. Bramlage may receive up to 15% of his base salary if these benchmarks are met or exceeded. No payments have been made pursuant to this plan.  In 2010, the Company paid Mr. Bramlage $20,000 as reimbursement for relocation costs to move his family to Dallas, Texas.

In April 2010, the Company granted Mr. Bramlage options to acquire 5,000 shares of common stock at an exercise price of $2.25 per share, exercisable within 10 years from the date of grant of the options.  These options are incentive stock options and vest ratably over a period of five years beginning on the date the options were granted. Also in April, 2010, the Compensation Subcommittee approved a one-time discretionary incentive bonus to Mr. Bramlage in the amount of $10 thousand, payable in 2011 if certain budget benchmarks, including lower than projected loan losses and restitution expenses, were met in fiscal year 2010. As of December 31, 2010, actual results compared favorably to the established benchmarks and Mr. Bramlage was paid the full incentive bonus in February~~,~~ 2011.

Health and Insurance Benefits

Our full-time officers and employees are provided hospitalization, major medical, and dental insurance.  We pay a substantial part of the premiums for these coverages.  All insurance coverage under these plans is provided under group plans on generally the same basis to all full-time employees.  In addition, we maintain term life and long term disability insurance which provide benefits to all employees who have completed one month of full-time employment with us.

Outstanding Equity Awards at Fiscal Year End

The following table sets forth information on outstanding option and stock awards held by the Senior Executives of the Company at December 31, 2010, including the number of shares underlying both exercisable and unexercisable portions of each stock option as well as the exercise price and the expiration date of each outstanding option.

Outstanding Equity Awards at Fiscal Year-End

Name	Number of securities underlying unexercised options exercisable (#)	Number of securities underlying unexercised options unexercisable (#)(1)	Option Exercise Price ($)	Option Grant Date	Option Expiration Date
Patrick Adams	90,000	-	10.00	9/6/05	9/6/2015
Patrick Howard	15,000	10,000	13.00	9/4/07	9/4/2017
	-	10,000	1.01	5/26/10	5/26/2020
Charles Holmes	8,000	2,000	10.75	2/24/06	2/24/2016
	-	5,000	2.25	4/21/10	4/21/2020
Steven Jones	25,000	-	10.00	9/6/05	9/6/2015
D. Craig Barnes	4,000	6,000	6.00	12/3/08	12/3/2018
	-	5,000	2.25	4/21/10	4/21/2020
Ken Bramlage	800	1,200	7.00	9/16/08	9/16/2018
	-	5,000	2.25	4/21/10	4/21/2020
(1) All options vest 20% per year beginning on the first anniversary of their grant date.

Stock Option Plan

At the 2005 annual meeting, shareholders approved the 2005 Stock Incentive Plan, which was established for the purpose of (1) enabling T Bancshares and T Bank to attract and retain the best available individuals for positions of substantial responsibility, (2) providing additional incentive to such persons by affording them an equity participation in T Bancshares, (3) rewarding directors, executive officers and employees for their contributions to T Bancshares and T Bank, and (4) promoting the success of T Bancshares’s business by aligning the financial interests of directors, executive officers and employees providing personal services to T Bancshares and T Bank with long-term shareholder value.

The 2005 Stock Incentive Plan is administered by the Compensation Subcommittee of the Executive Committee.  The Subcommittee has the authority to grant awards under the plan, to determine the terms of each award, to interpret the provisions of the plan and to make all other determinations that it may deem necessary or advisable to administer the plan.  The Subcommittee may grant options on an individual basis or design a program providing for grants to a group of eligible persons.

The 2005 Stock Incentive Plan provides that the maximum number of shares of our common stock that may be issued under the plan is 260,000 shares.  To the extent that any options shall terminate, expire or be canceled, the shares subject to the options shall remain available for issuance pursuant to subsequent option awards.  Substantially all of our employees and the employees of T Bank, and all of our non-employee directors, are eligible for participation in the 2005 Stock Incentive Plan.

As of December 31, 2010, 212,500 options were outstanding under our 2005 Stock Incentive Plan, of which 164,800 options were 100% vested.  No options granted under the 2005 Stock Plan were exercised during 2010. During 2010, 27,000 options were granted and 10,000 options were forfeited.  As of December 31, 2010, 36,500 shares of our common stock remained available for option grants under the 2005 Stock Incentive Plan.

Director Compensation

As stated above, our directors who are not employees of T Bancshares or T Bank were not compensated in 2010.

PROPOSAL TWO:
RATIFICATION OF THE SELECTION OF WEAVER AND TIDWELL, LLP AS OUR INDEPENDENT REGISTERED ACCOUNTING FIRM

General

The Audit Committee has appointed Weaver and Tidwell, LLP, an independent registered public accounting firm (“Weaver”), as the independent auditors for T Bancshares and T Bank for the current fiscal year ending December 31, 2011, subject to ratification by the shareholders.  Weaver has served as the independent auditors for T Bancshares and T Bank since 2005.  Weaver has advised T Bancshares that neither the firm nor any of its principals has any direct or material interest in T Bancshares or T Bank except as auditors and independent public accountants of T Bancshares or T Bank. Although shareholder ratification of our independent auditors is not required by our bylaws or otherwise, we are submitting the selection of Weaver to our shareholders for ratification to permit shareholders to participate in this important corporate decision.

A representative of Weaver is expected to be present at the Annual Meeting and will be given the opportunity to make a statement on behalf of the firm if he or she so desires. A representative of Weaver is also expected to respond to appropriate questions from shareholders.

The Board of Directors recommends that you vote FOR the ratification of the selection of Weaver to serve as our independent registered public accounting firm.

Report of the Audit Committee of the Board Of Directors

The information contained in this Report of the Audit Committee shall not be deemed to be “soliciting material” or to be “filed” or incorporated by reference in future filings with the Securities and Exchange Commission, or to be subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, except to the extent that we specifically incorporate it by reference into a document filed under the Securities Act of 1933 or the Securities Exchange Act of 1934.

In accordance with its written charter, the Audit Committee assists the Board in, among other things, oversight of our financial reporting process, including the effectiveness of our internal accounting and financial controls and procedures, and controls over the accounting, auditing, and financial reporting practices.  A copy of the Audit Committee Charter is available on the “Investor Relations/Directors” page of the Bank’s website at www.tbank.com.

Our Board of Directors has determined that the members of the Audit Committee satisfy the independence requirements of the SEC and NASDAQ.

Management is responsible for the financial reporting process, the preparation of consolidated financial statements in accordance with accounting principles generally accepted in the United States of America, the system of internal controls, and procedures designed to insure compliance with accounting standards and applicable laws and regulations.  Our independent auditors are responsible for auditing the financial statements.  The Audit Committee’s responsibility is to monitor and review these processes and procedures.  The Audit Committee relies, without independent verification, on the information provided to us and on the representations made by management that the financial statements have been prepared with integrity and objectivity and on the representations of management and the opinion of the independent auditors that such financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America.

During fiscal 2010, the Audit Committee had eight meetings.  The Audit Committee’s regular meetings were conducted so as to encourage communication among the members of the Audit Committee, management, the internal auditors, and our independent auditors, Weaver.  Among other things, the Audit Committee discussed with our internal and independent auditors the overall scope and plans for their respective audits.  The Audit Committee separately met with each of the internal and independent auditors, with and without management, to discuss the results of their examinations and their observations and recommendations regarding our internal controls.  The Audit Committee also discussed with our independent auditors all matters required by generally accepted auditing standards, including those described in Statement on Auditing Standards No. 61, as amended, “Communication with Audit Committees.”

The Audit Committee reviewed and discussed our audited consolidated financial statements as of and for the year ended December 31, 2010 with management, the internal auditors, and our independent auditors.  Management’s discussions with the Audit Committee included a review of critical accounting policies.

The Audit Committee obtained from the independent auditors a formal written statement describing all relationships between us and our auditors that might bear on the auditors’ independence consistent with Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees.”  The Audit Committee discussed with the auditors any relationships that may have an impact on their objectivity and independence and satisfied itself as to the auditors’ independence.  The Audit Committee has reviewed and pre-approved the amount of fees paid to Weaver for audit and non-audit services.  The Audit Committee concluded that the provision of services by Weaver is compatible with the maintenance of their independence.

Based on the above-mentioned review and discussions with management, the internal auditors, and the independent auditors, and subject to the limitations on our role and responsibilities described above and in the Audit Committee Charter, the Audit Committee recommended to the Board of Directors that our audited consolidated financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2010, for filing with the SEC.

Audit Committee of the Board of Directors
David Carstens (Chairman)
Stan Allred
Dan Basso
Ron Denheyer
Charles Mapes
Thomas McDougal
Anthony V. Pusateri

Dated:  April 27, 2011

Principal Auditor Fees and Services

Our Audit Committee appointed Weaver as our independent auditors for the fiscal year ended December 31, 2010.

Neither the Company nor anyone on its behalf has consulted with Weaver regarding (A) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company’s financial statements, or (b) any matter that was either subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K).

The following table shows the fees paid by us for the audit and other services provided by Weaver for fiscal year ended December 31, 2010 and 2009, respectively.

	2010	2009
Audit Fees	$136,000	$121,500
Audit Related Fees	-	-
Tax Fees	83,700	73,700
All Other Fees	-	-
Total	$219,700	$195,200

As defined by the SEC, (i) “audit fees” are fees for professional services rendered by the company’s principal accountant for the audit of the company’s annual financial statements and review of financial statements included in the company’s Forms 10-K and 10-Qs, or for services that are normally provided by the accountant in connection with statutory and regulatory filings or engagements for those fiscal years; (ii) “audit-related fees” are fees for assurance and related services by the company’s principal accountant that are reasonably related to the performance of the audit or review of the company’s financial statements and are not reported under “audit fees;” (iii) “tax fees” are fees for professional services rendered by the company’s principal accountant for tax compliance, tax advice, and tax planning; and (iv) “all other fees” are fees for products and services provided by the company’s principal accountant, other than the services reported under “audit fees,” “audit-related fees,” and “tax fees.”

Under applicable SEC rules, the Audit Committee is required to pre-approve the audit and non-audit services performed by the independent auditors in order to ensure that they do not impair the auditors’ independence.  The SEC’s rules specify the types of non-audit services that an independent auditor may not provide to its audit client and establish the Audit Committee’s responsibility for administration of the engagement of the independent auditors.

Consistent with the SEC’s rules, the Audit Committee Charter requires that the Audit Committee review and pre-approve all audit services and permitted non-audit services provided by the independent auditors to us or any of our subsidiaries. The Audit Committee may delegate pre-approval authority to a member of the Audit Committee and if it does, the decisions of that member must be presented to the full Audit Committee at its next scheduled meeting.  The Audit Committee pre-approved all audit and non-audit services performed by the independent auditors in 2010.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

This following table sets forth information regarding the beneficial ownership of our common stock as of March 31, 2011, for:

•	each person known by us to own beneficially more than 5% of our common stock;

•	each named officer named in the summary compensation table;

•	each of our directors and director nominees; and

•	all of our directors and executive officers as a group.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and includes voting and investment power with respect to the securities.  Subject to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them.  Shares of common stock issuable upon exercise of options and other rights beneficially owned that are exercisable within sixty days of the record date, are deemed outstanding for the purpose of computing the percentage ownership of the person holding those options and other rights but are not deemed outstanding for computing the percentage ownership of any other person.  Unless otherwise noted, the address for each shareholder listed below is c/o T Bancshares, Inc., 16000 Dallas Parkway, Suite 125, Dallas, Texas  75248.

Name of Beneficial Owners	Amount and Nature of Beneficial Ownership		Percent of Class
Greater Than 5% Shareholders that is not a Director or Executive Officer:

Security Financial Life Insurance Company 4000 Pine Lake Road P.O. Box 82248 Lincoln, Nebraska 68501-2248	100,000		5.15%
Patrick Adams	137,940	(1)	6.77%

Directors and Named Executive Officers:
Stanley Allred	21,274	(2)	1.09%
D. Craig Barnes(9)	5,000	(11)	*
Dan Basso (8)	45,686	(2)	2.35%
Frankie Basso (8)	49,754	(3)	2.56%
Ken Bramlage(9)	1,800	(12)	*
David Carstens	21,274	(2)	1.09%
Ron Denheyer	21,274	(2)	1.09%
Charles Holmes(9)	13,254	(4)	*
Patrick Howard	23,992	(5)	1.23%
Steven Jones	51,206	(6)	2.60%
Eric Langford	45,685	(7)	2.35%
Steven Lugar	38,558	(2)	1.98%
Charles Mapes	21,678	(3)	1.11%
Thomas McDougal	21,273	(2)	1.09%
Cyvia Noble	22,901	(2)	1.18%
Anthony Pusateri	21,274	(2)	1.09%
Gordon Youngblood	18,000	(2)	*
All Directors and Executive Officers as a group	443,883	(10)	22.76%
*Represents less than 1% of the total shares outstanding (1,941,305) as of March 31, 2011.

(1)
Includes warrants to purchase 5,000 shares of common stock, options to purchase 90,000 shares of common stock, all of which are exercisable as of the date of this proxy statement and held by Mr. Adams, and 17,940 shares owned directly by a trust for which Mr. Adams serves as co-trustee.

(2)	Includes warrants to purchase 5,000 shares of common stock which are exercisable as of the date of this proxy statement.

(3)	Includes warrants to purchase 5,000 shares of common stock exercisable as of the date of this proxy statement and 28,480 shares owned directly by a trust for which Mr. Basso serves as co-trustee.

(4)
Includes options to purchase 10,000 shares of common stock, all of which are exercisable as of the date of this proxy statement, and options to purchase 1,000 shares which will become exercisable on April 21, 2011.

(5)
Includes options to purchase 15,000 shares of common stock, all of which are exercisable as of the date of this proxy statement, and options to purchase 2,000 shares which will become exercisable on May 26, 2011.

(6)
Includes warrants to purchase 5,000 shares of common stock, options to purchase 25,0000 shares of common stock, all of which are exercisable as of the date of this proxy statement, and 1,627 shares owned directly by Mr. Jones’ spouse and 1,219 shares owned directly by Mr. Jones’ children.

(7)	Includes warrants to purchase 5,000 shares of common stock and 8,000 shares owned directly by Mr. Langford’s children.

(8)	Director Dan Basso is the father of Director Frankie Basso.

(9)	Not a Director; however is an executive officer of the Bank.

(10)	Includes options to purchase 800 shares of common stock by other executive officers as a group.

(11)
Includes options to purchase 4,000 shares of common stock, all of which are exercisable as of the date of this proxy statement, and options to purchase 1,000 shares which will become exercisable on April 21, 2011.

(12)
Includes options to purchase 800 shares of common stock, all of which are exercisable as of the date of this proxy statement, and options to purchase 1,000 shares which will become exercisable on April 21, 2011.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

General

Under Section 402 of the Sarbanes-Oxley Act of 2002, it is now unlawful for any issuer to extend, renew or arrange for the extension of credit in the form of a personal loan to or for any director or executive officer of that issuer.  This prohibition does not apply to loans that were made on or prior to July 30, 2002, or certain types of loans described in Section 402 that are (i) made available by the issuer in the ordinary course of the issuer’s consumer credit business; (ii) of a type generally made available by such issuer to the public; and (iii) made by the issuer on market terms, or terms that are no more favorable than those offered by the issuer to the general public.

Section 402 also does not apply to loans by an insured depository institution, such as T Bank, if the loan is subject to the insider lending restrictions of Section 22(h) of the Federal Reserve Act or the Federal Reserve’s Regulation O.  We believe that all related transactions comply with Section 402 of the Sarbanes-Oxley Act or have been made pursuant to a valid exception from Section 402 of the Sarbanes-Oxley Act.

Certain of our officers, directors and principal shareholders and their affiliates have had transactions with T Bank, including borrowings and investments in certificates of deposit.  Our management believes that all such loans and investments have been and will continue to be made in the ordinary course of business of T Bank on substantially the same terms, including interest rates paid and collateral required, as those prevailing at the time for comparable transactions with unaffiliated persons, and do not involve more than the normal risk of collectibles or present other unfavorable features.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our officers and directors, and persons who own more than 10% of a registered class of our equity securities, to file reports of ownership and changes of ownership with the SEC.  Our officers, directors and 10% shareholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms so filed.

Based solely on review of copies of such forms received and written representation letters from executive officers and directors, we believe that, during the last fiscal year, all filing requirements under Section 16(a) applicable to our officers, directors and 10% shareholders were timely met.

OTHER MATTERS

To the best knowledge, information and belief of the directors, there are no other matters which are to be acted upon at the annual meeting.  If such matters arise, the form of proxy provides that discretionary authority is conferred on the designated persons in the enclosed form of proxy to vote with respect to such matters.

We have received no notice of any other items submitted for consideration at the meeting and except for reports of operations and activities by management, which are for informational purposes only and require no action of approval or disapproval, and consideration of the minutes of the preceding annual meeting for approval, which may involve technical corrections to the text where actions taken were incorrectly recorded, but which require no action of approval or disapproval of the subject matter, management neither knows of nor contemplates any other business that will be presented for action by the shareholders s at the annual meeting.  If any further business is properly presented at the annual meeting, the persons named as proxies will act in their discretion on behalf of the shareholders they represent.

SHAREHOLDER PROPOSALS FOR THE NEXT ANNUAL MEETING OF SHAREHOLDERS

Our 2012 annual meeting of shareholders is expected to be held in June 2012.  We must receive by January 14, 2012 any shareholder proposal intended to be presented at the next annual meeting of shareholders for inclusion in our proxy materials.  Proposals must comply with the proxy rules relating to shareholder proposals, including Rule 14a-8 under the Securities Exchange Act of 1934, in order to be included in our proxy materials.  Proposals should be delivered to T Bancshares, Inc., Attn: Corporate Secretary, 16000 Dallas Parkway, Suite 125, Dallas, Texas 75248, prior to the specified deadline.

SEC rules and regulations provide that if the date of our 2012 annual meeting is advanced or delayed more than 30 days from the date of the 2011 annual meeting, shareholder proposals intended to be included in the proxy materials for the 2011 annual meeting must be received by us within a reasonable time before we begin to print and mail the proxy materials for the 2012 annual meeting.  We will disclose any change in the earliest possible Quarterly Report on Form 10-Q, upon our determination that the date of the 2012 annual meeting will be advanced or delayed by more than 30 days from the date of the 2011 annual meeting.

Under our bylaws, and as permitted by the rules of the SEC, certain procedures are provided that a shareholder must follow to nominate persons for election as directors or to introduce an item of business at an annual meeting of shareholders.  These procedures provide that nominations for director and/or an item of business to be introduced at an annual meeting of shareholders must be submitted in writing to our Secretary at our principal executive offices.  With respect to director nominations other items of business, we must receive the notice of your intention to introduce a nomination at our 2011 annual meeting no later than:

•	60 days in advance of the 2012 annual meeting if it is being held within 30 days preceding the anniversary date of this year’s meeting; or

•
in the event that less than 30 days’ notice of the date of the meeting is given to our shareholders, the close of business on the 10th day following the earlier of (i) the day on which such notice of the meeting is first made or (ii) the day on which public disclosure of the date of the meeting is first made.

The notice of a nomination for election of a director must contain the following information:

•	the name and address of the shareholder making the nomination and the persons intended to be nominated;

•	the class and number of shares of our capital stock that are beneficially owned by the shareholder making the nomination;

•
a representation that the shareholder is a holder of record of shares of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons pursuant to which the nomination or nominations are to be made by the shareholder;

•
such other information regarding each nominee proposed by such shareholder as would have been required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had each nominee been nominated by the Board of Directors; and

•	the consent of each nominee to serve as director of the Company if so elected.

With respect to other items of business, the notice of a proposed item of business must contain the following information:

•	a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting;

•	the name and address of the shareholder making the nomination as it appears on the Company’s books;

•	the class and number of shares of our capital stock that are beneficially owned by the shareholder making the proposal; and

•	a material interest of such shareholder in such business.

ADDITIONAL INFORMATION

A copy of our 2010 annual report is being mailed with this proxy statement to each shareholder of record.  Shareholders not receiving a copy of the annual report may obtain one without charge.  Requests and inquiries should be addressed to: T Bancshares, Inc., 16000 Dallas Parkway, Suite 125, Dallas, Texas 75248, Attn: Corporate Secretary, (972) 720-9000.

APPROVAL OF THE BOARD OF DIRECTORS

The contents of the proxy statement have been approved and our Board of Directors has authorized the mailing thereof to our shareholders.

T BANCSHARES, INC.
16000 DALLAS PKWY
SUITE 125
DALLAS, TX 75248

Investor Address Line 1
Investor Address Line 2
Investor Address Line 3
Investor Address Line 4
Investor Address Line 5
John Sample
1234 ANYWHERE STREET
ANY CITY, ON A1A 1A1

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VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

NAME	
THE COMPANY NAME INC. - COMMON	
THE COMPANY NAME INC. - CLASS A	
THE COMPANY NAME INC. - CLASS B	
THE COMPANY NAME INC. - CLASS C	
THE COMPANY NAME INC. - CLASS D	
THE COMPANY NAME INC. - CLASS E	
THE COMPANY NAME INC. - CLASS F	
THE COMPANY NAME INC. - 401 K	

CONTROL # → 000000000000

SHARES
123,456,789,012.12345
123,456,789,012.12345
123,456,789,012.12345
123,456,789,012.12345
123,456,789,012.12345
123,456,789,012.12345
123,456,789,012.12345
123,456,789,012.12345

PAGE 1 OF 2

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: ☒

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

02 0000000000

The Board of Directors recommends you vote FOR the following:

1. Election of Directors
Nominees

For All	Withhold All	For All Except
☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

01 Stanley Allred
02 Dan Basso
03 Frankie Basso
04 David Carstens
05 Ron Denheyer
06 Patrick Howard
07 Steven Jones
08 Eric Langford
09 Charles Mapes
10 Thomas McDougal
11 Cyvia Noble
12 Gordon Youngblood

The Board of Directors recommends you vote FOR the following proposal:

0000108166_1 R1.0.0.11699

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Investor Address Line 1
Investor Address Line 2
Investor Address Line 3
Investor Address Line 4
Investor Address Line 5
John Sample
1234 ANYWHERE STREET
ANY CITY, ON A1A 1A1

Signature [PLEASE SIGN WITHIN BOX] Date

JOB #

Signature (Joint Owners) Date

SHARES
CUSIP #
SEQUENCE #

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Annual Report is/ are available at www.proxyvote.com .

T BANCSHARES, INC.
ANNUAL MEETING OF SHAREHOLDERS
This Proxy is Solicited on Behalf of the Board of Directors

The undersigned shareholder(s) of T Bancshares, Inc., a Texas corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement for T Bancshares, Inc.'s 2011 Annual Meeting of Shareholders, and hereby appoints Patrick Howard and Shari Jensen, and each or either of them, as proxies and attorneys-in-fact, with full power of substitution, on behalf and in the name of the undersigned, to represent and vote, as designated on the reverse side hereof, all of the shares of the common stock of T Bancshares, Inc. held of record by the undersigned, which the undersigned may be entitled to vote, at the close of business on April 29, 2011, at the Annual Meeting of Shareholders of T Bancshares, Inc. to be held on June 22, 2011, and any continuation(s), postponement(s) or adjournment(s) thereof.

By execution, this proxy confers discretionary authority to vote on matters incident to the conduct of the meeting and to elect any person as director if a nominee named on the reverse side is unable to serve or for good cause will not serve. If any other matter should properly come before the meeting, then the persons named as proxies will also have discretionary authority to vote this proxy with respect thereto in accordance with their judgment.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder(s). **If no direction is made, this proxy will be voted FOR the election of the nominees for directors and FOR the ratification of the appointment of the independent registered public accounting firm.**

Continued and to be signed on reverse side

0000108166_2 R1.0.0.11699